EXHIBIT 99.1

Contact:	Franklin Templeton, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Public Relations: Jeaneen Terrio (212) 632-4005, jeaneen.terrio@franklintempleton.com
investors.franklintempleton.com

FOR IMMEDIATE RELEASE

Franklin Templeton, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results

San Mateo, CA, November 6, 2026 – Franklin Templeton, Inc. (the “Company”) [NYSE: BEN] today announced preliminary net income1 of $380.1 million or $0.72 per diluted share for the quarter ended September 30, 2026, as compared to net income of $171.5 million or $0.31 per diluted share for the previous quarter, and $117.6 million or $0.21 per diluted share for the quarter ended September 30, 2025. Preliminary net income1 for the fiscal year ended September 30, 2026 was $1,075.3 million or $1.97 per diluted share, as compared to $524.9 million or $0.91 per diluted share for the prior fiscal year. Preliminary operating income was $355.8 million for the quarter ended September 30, 2026, as compared to operating income of $215.8 million for the previous quarter and $85.4 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Preliminary adjusted net income2 was $493.4 million and preliminary adjusted diluted earnings per share2 was $0.94 for the quarter ended September 30, 2026, as compared to $386.3 million and $0.72 for the previous quarter, and $357.5 million and $0.67 for the quarter ended September 30, 2025. Preliminary adjusted net income2 was $1,642.6 million and preliminary adjusted diluted earnings per share2 was $3.07 for the fiscal year ended September 30, 2026, as compared to $1,195.8 million and $2.22 for the prior fiscal year. Preliminary adjusted operating income2 was $598.6 million for the quarter ended September 30, 2026, as compared to $508.9 million for the previous quarter and $472.4 million for the prior year.

“Franklin Templeton delivered strong fourth quarter and fiscal year 2026 results, reflecting the momentum across our business and continued execution of our strategy,” said Jenny Johnson, Chief Executive Officer of Franklin Templeton, Inc. “We generated $20.8 billion in long-term net inflows during the fourth quarter, bringing full-year long-term net inflows to $84.1 billion, with positive net flows in every quarter this fiscal year across all regions and in both retail and institutional channels. Equity, multi-asset and alternatives each generated net inflows and reached record assets under management, demonstrating the breadth of our investment capabilities and global distribution platform. AUM increased 8% year-over-year to $1.8 trillion, and our institutional pipeline of won-but-unfunded mandates remained strong at $22.0 billion.

“Throughout the fiscal year, we made significant progress in scaling our key growth areas, achieving record AUM across alternatives, ETFs, retail SMAs, Canvas® and our international business. Alternative AUM reached $304.6 billion, with $48.7 billion in fundraising, including $43.2 billion in private markets for the fiscal year. We also saw strong growth across our investment vehicles, with ETF AUM increasing 73% to $84.6 billion, retail SMA AUM growing 19% to $196.3 billion and Canvas AUM doubling to $32.6 billion. International AUM reached approximately $525 billion, with $29.0 billion in long-term net inflows, reflecting the strength of our global distribution platform. This broad-based momentum demonstrates our ability to bring the full breadth of our investment capabilities to clients globally and highlights the progress we are making against our five-year strategic plan.

“We remain disciplined in managing expenses while continuing to invest in the future, including strategic acquisitions to enhance our capabilities and increasing our adjusted operating margin ahead of plan. Our balance sheet continues to provide financial flexibility with $7.4 billion4 in cash and investments, after returning $1.2 billion to shareholders through dividends and share repurchases.

“As we enter fiscal year 2027, we see significant opportunities as our industry evolves, including growing demand for private markets, customized solutions and innovative investment vehicles. Our broad investment expertise across public and private markets, along with our global reach, positions us well to deliver integrated solutions and serve as a trusted strategic partner to our clients. We remain focused on putting our clients first, delivering strong investment outcomes and creating long-term value for clients, shareholders and employees. I want to thank our employees around the world for their dedication and contributions to another successful year.”

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,		% Change
	30-Sep-26	30-Jun-26	Qtr. vs. Qtr.	30-Sep-25	Year vs. Year	2026	2025
Financial Results
(in millions, except per share data)
Operating revenues	$2,434.9	$2,358.4	3%	$2,343.7	4%	$9,415.3	$8,770.7	7%
Operating income	355.8	215.8	65%	85.4	317%	1,175.9	604.1	95%
Operating margin	14.6%	9.2%		3.6%		12.5%	6.9%

Net income[1]	$380.1	$171.5	122%	$117.6	223%	$1,075.3	$524.9	105%
Diluted earnings per share	0.72	0.31	132%	0.21	243%	1.97	0.91	116%

As adjusted (non-GAAP):[2]
Adjusted operating income	$598.6	$508.9	18%	$472.4	27%	$2,019.4	$1,640.2	23%
Adjusted operating margin	31.8%	28.0%		26.0%		28.0%	24.5%

Adjusted net income	$493.4	$386.3	28%	$357.5	38%	$1,642.6	$1,195.8	37%
Adjusted diluted earnings per share	0.94	0.72	31%	0.67	40%	3.07	2.22	38%

Assets Under Management
(in billions)
Ending	$1,795.1	$1,791.6	0%	$1,661.2	8%	$1,795.1	$1,661.2	8%
Average[3]	1,801.8	1,750.0	3%	1,633.7	10%	1,735.4	1,606.7	8%
Long-term net flows	20.8	18.4		(11.9)		84.1	(97.4)

Total AUM was $1,795.1 billion at September 30, 2026, up $3.5 billion during the quarter due to $20.8 billion of long-term net inflows, offset by negative impact of $11.3 billion of net market change, distributions, and other and $6.0 billion of cash management net outflows. Long-term net inflows include $3.3 billion of long-term reinvested distributions. AUM increased $133.9 billion during the fiscal year due to $84.1 billion of long-term net inflows, inclusive of $11.7 billion of long-term net outflows at Western Asset Management (“WAM”), the positive impact of $46.4 billion of net market change, distributions, and other, $6.2 billion from acquisitions partially offset by the $2.8 billion of cash management net outflows. Long-term net inflows include $39.5 billion of long-term reinvested distributions.

Cash and cash equivalents and investments were $6.0 billion and, including the Company’s direct investments in consolidated investment products (“CIPs”), were $7.4 billion4 at September 30, 2026. Total stockholders’ equity was $13.2 billion and the Company had 512.5 million shares of common stock outstanding at September 30, 2026. The Company repurchased 2.5 million shares of its common stock for a total cost of $86.1 million during the quarter ended September 30, 2026.

Conference Call Information

A written commentary on the results by Jenny Johnson, CEO; Daniel Gamba, Co-President and Chief Commercial Officer; and Matthew Nicholls, Co-President, CFO and COO; will be available via investors.franklintempleton.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Gamba and Nicholls will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklintempleton.com or by dialing (+1) (877) 407-0989 in North America or (+1) (201) 389-0921 in other locations. A replay of the teleconference can also be accessed by calling (+1) (877) 660-6853 in North America or (+1) (201) 612-7415 in other locations using access code 13763116 after 2:00 p.m. Eastern Time on November 6, 2026 through November 13, 2026, or via investors.franklintempleton.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at investorrelations@franklintempleton.com before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN TEMPLETON, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2026	2025		2026	2025
Operating Revenues
Investment management fees	$1,945.5	$1,868.1	4%	$7,478.9	$6,981.8	7%
Sales and distribution fees	403.9	382.4	6%	1,593.7	1,474.7	8%
Shareholder servicing fees	75.2	79.2	(5%)	289.4	264.5	9%
Other	10.3	14.0	(26%)	53.3	49.7	7%
Total operating revenues	2,434.9	2,343.7	4%	9,415.3	8,770.7	7%
Operating Expenses
Compensation and benefits	1,009.5	1,005.7	0%	3,963.4	3,818.2	4%
Sales, distribution and marketing	560.2	519.8	8%	2,200.5	2,010.9	9%
Information systems and technology	169.3	166.2	2%	644.7	643.6	0%
Occupancy	71.9	72.4	(1%)	277.2	286.3	(3%)
Amortization of intangible assets	42.0	69.2	(39%)	198.4	406.5	(51%)
Impairment of intangible assets	—	202.2	(100%)	33.0	226.6	(85%)
General, administrative and other	226.2	222.8	2%	922.2	774.5	19%
Total operating expenses	2,079.1	2,258.3	(8%)	8,239.4	8,166.6	1%
Operating Income	355.8	85.4	317%	1,175.9	604.1	95%
Other Income (Expenses)
Investment and other income, net	81.2	84.8	(4%)	348.5	212.8	64%
Interest expense	(31.3)	(25.2)	24%	(95.1)	(94.9)	0%
Investment and other income of consolidated investment products, net	236.2	123.1	92%	512.4	108.4	373%
Expenses of consolidated investment products	(7.9)	(13.8)	(43%)	(39.3)	(43.6)	(10%)
Other income, net	278.2	168.9	65%	726.5	182.7	298%
Income before taxes	634.0	254.3	149%	1,902.4	786.8	142%
Taxes on income	79.9	65.8	21%	399.6	237.9	68%
Net income	554.1	188.5	194%	1,502.8	548.9	174%
Less: net income (loss) attributable to
Redeemable noncontrolling interests	44.2	36.1	22%	126.3	(52.7)	NM
Nonredeemable noncontrolling interests	129.8	34.8	273%	301.2	76.7	293%
Net Income Attributable to Franklin Templeton, Inc.	$380.1	$117.6	223%	$1,075.3	$524.9	105%

Earnings per Share
Basic	$0.72	$0.21	243%	$1.97	$0.91	116%
Diluted	0.72	0.21	243%	1.97	0.91	116%
Dividends Declared per Share	$0.33	$0.32	3%	$1.32	$1.28	3%

Average Shares Outstanding
Basic	508.2	514.5	(1%)	514.6	516.7	0%
Diluted	509.2	515.4	(1%)	515.4	517.4	0%

Operating Margin	14.6%	3.6%		12.5%	6.9%

FRANKLIN TEMPLETON, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	30-Sep-26	30-Jun-26		31-Mar-26	31-Dec-25	30-Sep-25
Operating Revenues
Investment management fees	$1,945.5	$1,866.2	4%	$1,819.3	$1,847.9	$1,868.1
Sales and distribution fees	403.9	404.5	0%	396.6	388.7	382.4
Shareholder servicing fees	75.2	74.3	1%	69.0	70.9	79.2
Other	10.3	13.4	(23%)	10.0	19.6	14.0
Total operating revenues	2,434.9	2,358.4	3%	2,294.9	2,327.1	2,343.7
Operating Expenses
Compensation and benefits	1,009.5	958.5	5%	964.7	1,030.7	1,005.7
Sales, distribution and marketing	560.2	555.4	1%	544.0	540.9	519.8
Information systems and technology	169.3	160.8	5%	157.6	157.0	166.2
Occupancy	71.9	71.4	1%	67.1	66.8	72.4
Amortization of intangible assets	42.0	50.7	(17%)	50.6	55.1	69.2
Impairment of intangible assets	—	33.0	(100%)	—	—	202.2
General, administrative and other	226.2	312.8	(28%)	187.6	195.6	222.8
Total operating expenses	2,079.1	2,142.6	(3%)	1,971.6	2,046.1	2,258.3
Operating Income	355.8	215.8	65%	323.3	281.0	85.4
Other Income (Expenses)
Investment and other income, net	81.2	131.0	(38%)	56.0	80.3	84.8
Interest expense	(31.3)	(23.5)	33%	(19.9)	(20.4)	(25.2)
Investment and other income of consolidated investment products, net	236.2	54.8	331%	96.5	124.9	123.1
Expenses of consolidated investment products	(7.9)	(7.2)	10%	(10.2)	(14.0)	(13.8)
Other income, net	278.2	155.1	79%	122.4	170.8	168.9
Income before taxes	634.0	370.9	71%	445.7	451.8	254.3
Taxes on income	79.9	115.6	(31%)	99.1	105.0	65.8
Net income	554.1	255.3	117%	346.6	346.8	188.5
Less: net income attributable to
Redeemable noncontrolling interests	44.2	18.5	139%	23.9	39.7	36.1
Nonredeemable noncontrolling interests	129.8	65.3	99%	54.5	51.6	34.8
Net Income Attributable to Franklin Templeton, Inc.	$380.1	$171.5	122%	$268.2	$255.5	$117.6

Earnings per Share
Basic	$0.72	$0.31	132%	$0.49	$0.46	$0.21
Diluted	0.72	0.31	132%	0.49	0.46	0.21
Dividends Declared per Share	$0.33	$0.33	0%	$0.33	$0.33	$0.32

Average Shares Outstanding
Basic	508.2	515.2	(1%)	517.5	517.5	514.5
Diluted	509.2	516.0	(1%)	518.2	518.3	515.4

Operating Margin	14.6%	9.2%	14.1%	12.1%	3.6%

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026 [5]	2025	2026 [5]	2025
Beginning AUM	$1,791.6	$1,611.8	$1,661.2	$1,678.6
Long-term inflows	114.7	84.6	473.5	343.9
Long-term outflows	(93.9)	(96.5)	(389.4)	(441.3)
Long-term net flows	20.8	(11.9)	84.1	(97.4)
Cash management net flows	(6.0)	7.2	(2.8)	12.6
Total net flows	14.8	(4.7)	81.3	(84.8)
Acquisition (disposition)	—	—	6.2	(0.2)
Net market change, distributions and other [6]	(11.3)	54.1	46.4	67.6
Ending AUM	$1,795.1	$1,661.2	$1,795.1	$1,661.2
Average AUM	$1,801.8	$1,633.7	$1,735.4	$1,606.7

AUM BY ASSET CLASS

(in billions)	30-Sep-26	30-Jun-26	% Change	31-Mar-26	31-Dec-25	30-Sep-25
Equity	$763.8	$756.9	1%	$669.7	$697.2	$686.2
Fixed Income	427.6	441.4	(3%)	434.3	437.7	438.7
Alternative	304.6	294.2	4%	282.8	273.8	263.9
Multi-Asset	223.5	218.6	2%	207.5	198.8	193.9
Cash Management	75.6	80.5	(6%)	87.8	76.5	78.5
Total AUM	$1,795.1	$1,791.6	0%	$1,682.1	$1,684.0	$1,661.2
Average AUM for the Three-Month Period	$1,801.8	$1,750.0	3%	$1,701.6	$1,676.1	$1,633.7

AUM BY SALES REGION

(in billions)	30-Sep-26	30-Jun-26	% Change	31-Mar-26	31-Dec-25	30-Sep-25
United States [7]	$1,272.3	$1,267.8	0%	$1,187.5	$1,195.7	$1,171.5
International
Europe, Middle East and Africa	226.1	232.3	(3%)	217.4	212.8	201.4
Asia-Pacific [8]	191.7	191.1	0%	180.1	181.6	179.5
Americas, excl. U.S. [7]	105.0	100.4	5%	97.1	93.9	108.8
Total international	522.8	523.8	0%	494.6	488.3	489.7
Total	$1,795.1	$1,791.6	0%	$1,682.1	$1,684.0	$1,661.2

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended September 30, 2026	Equity	Fixed Income	Alternative [5]	Multi-Asset	Cash Management	Total
AUM at July 1, 2026	$756.9	$441.4	$294.2	$218.6	$80.5	$1,791.6
Long-term inflows	56.1	28.6	11.8	18.2	—	114.7
Long-term outflows	(52.1)	(29.2)	(2.3)	(10.3)	—	(93.9)
Long-term net flows	4.0	(0.6)	9.5	7.9	—	20.8
Cash management net flows	—	—	—	—	(6.0)	(6.0)
Total net flows	4.0	(0.6)	9.5	7.9	(6.0)	14.8
Net market change, distributions and other [6]	2.9	(13.2)	0.9	(3.0)	1.1	(11.3)
AUM at September 30, 2026	$763.8	$427.6	$304.6	$223.5	$75.6	$1,795.1

(in billions)
for the three months ended June 30, 2026	Equity	Fixed Income	Alternative [5]	Multi-Asset	Cash Management	Total
AUM at April 1, 2026	$669.7	$434.3	$282.8	$207.5	$87.8	$1,682.1
Long-term inflows	65.9	30.4	11.8	13.9	—	122.0
Long-term outflows	(63.9)	(27.8)	(2.7)	(9.2)	—	(103.6)
Long-term net flows	2.0	2.6	9.1	4.7	—	18.4
Cash management net flows	—	—	—	—	(7.0)	(7.0)
Total net flows	2.0	2.6	9.1	4.7	(7.0)	11.4
Acquisition	—	—	0.1	—	—	0.1
Net market change, distributions and other [6]	85.2	4.5	2.2	6.4	(0.3)	98.0
AUM at June 30, 2026	$756.9	$441.4	$294.2	$218.6	$80.5	$1,791.6

(in billions)
for the three months ended September 30, 2025	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2025	$656.6	$441.7	$258.4	$183.2	$71.9	$1,611.8
Long-term inflows	32.9	33.6	5.7	12.4	—	84.6
Long-term outflows	(39.8)	(46.2)	(2.5)	(8.0)	—	(96.5)
Long-term net flows	(6.9)	(12.6)	3.2	4.4	—	(11.9)
Cash management net flows	—	—	—	—	7.2	7.2
Total net flows	(6.9)	(12.6)	3.2	4.4	7.2	(4.7)
Net market change, distributions and other [6]	36.5	9.6	2.3	6.3	(0.6)	54.1
AUM at September 30, 2025	$686.2	$438.7	$263.9	$193.9	$78.5	$1,661.2

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Templeton, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
•Charges related to significant regulatory settlements.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Templeton, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Interest expense for amortization of debt premium from acquisition-date fair value adjustment.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Charges related to significant regulatory settlements.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.
In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Charges related to significant regulatory settlements are excluded because they are not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-26	30-Jun-26	30-Sep-25	30-Sep-26	30-Sep-25
Operating income	$355.8	$215.8	$85.4	$1,175.9	$604.1
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	19.4	17.3	13.1	68.2	50.7
Acquisition-related retention	32.6	(23.6)	34.0	75.1	162.4
Compensation and benefits expense from gains on deferred compensation, net	6.1	17.8	18.8	41.3	23.4
Other acquisition-related expenses	46.4	5.9	10.8	63.3	41.4
Amortization of intangible assets	42.0	50.7	69.2	198.4	406.5
Impairment of intangible assets	—	33.0	202.2	33.0	226.6
Special termination benefits	81.1	77.2	25.0	204.5	69.7
Compensation and benefits expense related to minority interests in certain subsidiaries	15.2	14.8	13.9	59.7	55.4
Charges related to significant regulatory settlements	—	100.0	—	100.0	—
Adjusted operating income	$598.6	$508.9	$472.4	$2,019.4	$1,640.2

Total operating revenues	$2,434.9	$2,358.4	$2,343.7	$9,415.3	$8,770.7
Add (subtract):
Acquisition-related pass through performance fees	(9.6)	(3.7)	(22.0)	(82.2)	(109.4)
Sales and distribution fees	(403.9)	(404.5)	(382.4)	(1,593.7)	(1,474.7)
Allocation of investment management fees for sales, distribution and marketing expenses	(156.3)	(150.9)	(137.4)	(606.8)	(536.2)
Elimination of operating revenues upon consolidation of investment products*	19.4	17.3	13.1	68.2	50.7
Adjusted operating revenues	$1,884.5	$1,816.6	$1,815.0	$7,200.8	$6,701.1

Operating margin	14.6%	9.2%	3.6%	12.5%	6.9%
Adjusted operating margin	31.8%	28.0%	26.0%	28.0%	24.5%

(in millions, except per share data)	Three Months Ended			Twelve Months Ended
	30-Sep-26	30-Jun-26	30-Sep-25	30-Sep-26	30-Sep-25
Net income attributable to Franklin Templeton, Inc.	$380.1	$171.5	$117.6	$1,075.3	$524.9
Add (subtract):
Net (income) loss of consolidated investment products*	(1.5)	—	7.8	(1.4)	7.6
Acquisition-related retention	32.6	(23.6)	34.0	75.1	162.4
Other acquisition-related expenses	46.0	5.3	22.8	68.9	61.6
Amortization of intangible assets	42.0	50.7	69.2	198.4	406.5
Impairment of intangible assets	—	33.0	202.2	33.0	226.6
Special termination benefits	81.1	77.2	25.0	204.5	69.7
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	(0.7)	6.2	(0.9)	4.0	(3.3)
Unrealized investment (gains) losses	(39.0)	(3.5)	(57.5)	10.4	(57.7)
Interest expense for amortization of debt premium	(1.7)	(1.7)	(5.0)	(12.8)	(19.9)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income attributable to redeemable noncontrolling interests	9.2	9.6	7.5	35.2	26.4
Charges related to significant regulatory settlements	—	100.0	—	100.0	—
Net income tax expense of adjustments	(54.7)	(38.4)	(65.2)	(148.0)	(209.0)
Adjusted net income	$493.4	$386.3	$357.5	$1,642.6	$1,195.8

Diluted earnings per share	$0.72	$0.31	$0.21	$1.97	$0.91
Adjusted diluted earnings per share	0.94	0.72	0.67	3.07	2.22
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-26	30-Jun-26	30-Sep-25	30-Sep-26	30-Sep-25
Elimination of operating revenues upon consolidation	$(19.4)	$(17.3)	$(13.1)	$(68.2)	$(50.7)
Other income, net	169.6	74.4	59.4	395.0	11.0
Less: income (loss) attributable to noncontrolling interests	148.7	57.1	54.1	325.4	(32.1)
Net income (loss)	$1.5	$—	$(7.8)	$1.4	$(7.6)

Notes
1.Net income represents net income attributable to Franklin Templeton, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM is calculated as the average of month-end AUM for the trailing four months for quarterly periods and thirteen months for fiscal year periods.
4.Includes our direct investments in CIPs of approximately $1.3 billion, approximately $430 million of employee-owned and other third-party investments made through partnerships, approximately $605 million of investments that are subject to long-term repurchase agreements and other net financing arrangements, and approximately $407 million of cash and investments related to deferred compensation plans.
5.Beginning in fiscal year 2026, non-fee generating uncalled capital commitments, which were previously included in net market change, distributions, and other, are reflected in long-term inflows in the period the capital is committed. Prior periods have not been revised to reflect the current presentation.
6.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
7.Effective in fiscal year 2026, Cayman-domiciled money market fund assets are included in United States reflecting the underlying investor base. This change resulted in an 11% reduction of AUM in the Americas, excluding U.S.
8.Effective January 1, 2026, Asia-Pacific includes India. Prior periods have been revised to reflect the current presentation.

Franklin Templeton is a trusted investment partner, delivering tailored solutions that align with clients’ strategic goals. With deep portfolio management expertise across public and private markets, we combine investment excellence with cutting-edge technology. Since our founding in 1947, we have empowered clients through strategic partnership, forward-looking insights, and continuous innovation – providing the tools and resources to navigate change and capture opportunity.

To learn more, visit franklintempleton.com and follow us on LinkedIn.

Franklin Templeton, Inc. [NYSE: BEN]

Forward-Looking Statements
Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.
Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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